SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

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                            DEXTER CORPORATION
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              (Name of Registrant as Specified In Its Charter)


                                    N/A
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                As filed with the Commission on June 16, 2000




                     [Letterhead of Dexter Corporation]



                                                    June 15, 2000



Dear Shareholder:

It is time for Samuel Heyman and his company, International Specialty Products, to put up a real cash tender offer at a fair price or start to work with the Dexter Board and management to sell Dexter at the best price for all shareholders.

          ASK YOURSELF IF SAM HEYMAN IS LOOKING OUT FOR YOUR BEST
         INTERESTS - OR HIS OWN - WE ASK YOU TO JUDGE SAM HEYMAN BY
            HIS TRACK RECORD AND HIS ACTIONS - NOT HIS RHETORIC

Let's take a look at the complete "ABOUT-FACE" that Sam Heyman has made with Dexter and in our process to sell Dexter or its individual businesses. After you review all the facts we ask that you vote for your Board and its program to deliver maximum value promptly to each of you by signing, dating and mailing your WHITE proxy. The FACTS are:


    o On March 23, Sam Heyman raised ISP's proposal to buy Dexter to $50 per share from $45 - ADDING THAT HE MAY CONSIDER PAYING EVEN MORE IF THE BALANCE OF HIS DUE DILIGENCE PROCESS JUSTIFIES AN INCREASE IN VALUE.

    o On April 20, Sam Heyman changed his proposal for Dexter to $50 plus a contingent value right (CVR).

    o Over the weekend of April 22-23, investment bankers for Sam Heyman indicated that they believed the ISP $50 plus a CVR proposal had the flexibility to be increased. However, they declined our invitation to enter into immediate negotiations with Dexter at a compelling price.

    o On Monday April 24, Dexter's Board met and reviewed its alternatives and promptly thereafter Dexter's representatives called ISP's advisors to begin negotiations at a higher price. ISP'S REPRESENTATIVES REFUSED TO NEGOTIATE AND INSTEAD DEMANDED THAT ISP BE SHOWN ALL OTHER BIDS - A TOTALLY UNREASONABLE DEMAND ON ITS FACE.

    o On May 1, Sam Heyman UNILATERALLY TERMINATED DISCUSSIONS WITH DEXTER announcing that its $50 plus a CVR proposal had expired by its terms and declaring that it would now talk directly to interested buyers for Life Technologies and continue its proxy fight to elect its own directors.

    o On May 5, Sam Heyman says that his $50 cash proposal still stands. Then on May 15, Heyman writes to say that he is struggling to keep his $50 proposal alive but leaves it in place.

    o FINALLY, ON MAY 23, SAM HEYMAN COMPLETES HIS "ABOUT-FACE" - REDUCING HIS PROPOSAL ALL THE WAY BACK TO WHERE HE BEGAN - $45 PER DEXTER SHARE.

             IN OUR VIEW SAM HEYMAN'S TACTICS ARE SELF-SERVING
                  HE HAS ONCE AGAIN SHOWN HIS TRUE COLORS

Don't be fooled by his proxy contest rhetoric. Do you really believe that Sam Heyman is out to protect your interests?

We think the answer is clear - Sam Heyman will do anything he can to disrupt your Board's attempt to conduct an orderly and fair sales process - AND IF GIVEN THE OPPORTUNITY HE WILL SEEK TO NEGOTIATE WITH HIS OWN HAND-PICKED BOARD - just like he did after he won control of GAF
Corporation in a hotly contested proxy fight. Today ISP, which Heyman is using to attempt to take control of Dexter, represents certain of the assets of GAF and other assets purchased by that company.

DON'T GIVE SAM HEYMAN THE CHANCE TO DO TO DEXTER SHAREHOLDERS WHAT HE WAS ABLE TO DO WITH HIS HAND-PICKED BOARD AT GAF. SAM HEYMAN IS THOUGHT TO HAVE MADE A FORTUNE FROM THAT BUYOUT OF GAF SHAREHOLDERS.

REMEMBER TOO HEYMAN'S RECORD WITH OTHER PUBLIC COMPANIES.

    o Since taking control of GAF, Heyman has not bought a single public company to our knowledge - but he has a history of submitting "proposals" to "buy" and then selling out his investments - usually at a sizeable profit.

    o Four major companies in four years - the first was Union Carbide, then CBI, next Borg-Warner and finally Cabot Corporation - in each case based on public information, Heyman acquired a stake in the company, submitted a low priced offer and ultimately sold out at a profit without ever buying the company.

            UNLIKE SAM HEYMAN - YOUR DIRECTORS HAVE A PLAN THAT
           THEY BELIEVE WILL MAXIMIZE VALUE FOR ALL SHAREHOLDERS




         YOU ALREADY HAVE TEN DIRECTORS - NINE OF WHOM ARE TOTALLY INDEPENDENT - WORKING DILIGENTLY TO COMPLETE THIS PROCESS

We take full responsibility as your directors for our actions and duties to all shareholders. Clearly we do not deserve nor should we expect your support unless you are satisfied with our answers to where we stand on our program to deliver value through the sale of Dexter and/or its individual businesses.


    o We cannot promise a transaction before the June 30 meeting - BUT WE CAN CONTINUE TO TRY TO SUCCESSFULLY CONCLUDE SOME OR ALL OF OUR CURRENTLY ONGOING NEGOTIATIONS IN TIME FOR YOU TO VOTE YOUR PROXIES FOR THE JUNE 30 ANNUAL MEETING.

    o We will announce next week how much longer, based on the then current status, it will take for us to complete the process we embarked on in late February to maximize the value of Dexter in the near term for all shareholders. YOU CAN JUDGE FOR YOURSELVES THE PROGRESS WE HAVE MADE OR ARE MAKING ON YOUR BEHALF.

    o We also pledge not to be intimidated by Sam Heyman's repeated threats of lawsuits and other litigation tactics - OUR DUTY IS TO ALL OF YOU AS WE SEEK TO MAXIMIZE VALUE FOR YOU.

We ask you to vote the WHITE proxy to re-elect three independent outside directors to the Dexter Board and reject Sam Heyman and his two hand-picked nominees, Sunil Kumar and Philip Peller. IT IS UP TO YOU TO DECIDE WHOM YOU CAN REALLY TRUST TO REPRESENT YOUR INTERESTS.

Remember Sam Heyman controls over 75% of International Specialty Products and Sunil Kumar is ISP's President and Mr. Peller is a recently retired partner with the accounting firm that has audited ISP's books since at least 1997.

             ARE SAM HEYMAN'S CONFLICTS IN YOUR BEST INTERESTS?
            HE HAS NO INTEREST IN PAYING A FAIR PRICE FOR DEXTER

We think it is abundantly clear from Sam Heyman's own statements and actions that he has no intention of paying a fair price for all of Dexter. If Sam Heyman ever buys Dexter - WE BELIEVE IT WILL BE FOR THE LOWEST POSSIBLE PRICE. Furthermore, it is also clear to us that if Sam Heyman has his way, ISP shareholders - including him as its largest shareholder - not Dexter shareholders - should reap all potential upside from ISP's sale of Dexter's 75% interest in Life Technologies.

We ask for you support in allowing us to complete the process that we began and have pursued diligently on your behalf. We had hoped that it would have been concluded by now but unfortunately it has not. IT IS CLEAR TO US THAT ADDING SAM HEYMAN, HIS PRESIDENT AND A RETIRED PARTNER FROM HIS COMPANY'S ACCOUNTING FIRM WILL NOT SERVE TO ADVANCE ANYONE'S INTERESTS IN THE SALE OF DEXTER OR ITS BUSINESSES -- EXCEPT SAM HEYMAN'S.

                        VOTE YOUR WHITE PROXY TODAY!

Your vote is important. DON'T LET SAM HEYMAN OR OTHERS DECIDE THIS ELECTION FOR YOU. Only your latest dated proxy will be counted. You have every proper and legal right to change your vote by signing and returning a later dated proxy.

If you have any questions or need assistance in voting your shares, please call Mackenzie Partners at the numbers listed below.

On Behalf of Your Board of Directors


Sincerely,




K. Grahame Walker
Chairman and Chief Executive Officer




    IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR SHARES, OR NEED ADDITIONAL COPIES OF DEXTER'S PROXY MATERIALS, PLEASE CALL:

______________________________________________________________________________
                         [MacKenzie Partners, Inc.]

                         156 Fifth Avenue -13th Fl
                          New York, New York 10010
                        proxy@mackenziepartners.com
                       (212) 929-5500 (call collect)
                                     or
                          TOLL-FREE (800) 322-2885
______________________________________________________________________________

NOTE -- We are required to include with all our communications regarding our program to maximize value for our shareholders the following cautionary statement - "No assurance can be given that shareholder value will be maximized."